UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2008

OLD DOMINION ELECTRIC COOPERATIVE

(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA	000-50039	23-7048405
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4201 Dominion Boulevard, Glen Allen, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

(804) 747-0592

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In 1996, we entered into a lease transaction with respect to our interest in Clover Unit 2 (the “Lease”) pursuant to a Participation Agreement, dated as of July 1, 1996, with Clover Unit 2 Generating Trust, Wilmington Trust Company, not in its individual capacity but solely as trustee of the Clover Unit 2 Generating Trust (the “Trust”), an investor in the Trust (the “Investor”) and Utrecht America Finance Co. (as amended, the “Participation Agreement”). See “Properties – Clover – Lease of Clover Unit 2” in Item 2 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Off-Balance Sheet Arrangements” in Item 7 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for additional description of the Lease. As part of the Lease, AMBAC Indemnity Corporation, currently known as Ambac Assurance Corporation (“Ambac”), issued a surety bond supporting a portion of our obligations relating to the Lease. The amount of the obligations enhanced by this surety bond currently is approximately $91.1 million. This amount declines to zero by 2020.

We received notice from the Investor that it construed the Participation Agreement to obligate us to replace the outstanding Ambac surety bond (the “Surety Bond”) with a new surety bond issued by an entity with a claims paying ability rated “AAA” by Standard & Poor’s Ratings Services (“S&P”) and “Aaa” by Moody’s Investors Service (“Moody’s”) (“Replacement Surety Bond”). S&P and Moody’s rate Ambac’s claims paying ability “AA” and “Aa3”, respectively. We do not agree that the operative agreements relating to the Lease obligate us to replace the outstanding Ambac surety bond with a Replacement Surety Bond or any other acceptable form of credit enhancement (collectively referred to as “Replacement Credit Enhancement”).

On October 10, 2008, we entered into a Waiver and Forbearance Agreement, dated as of October 9, 2008, with the Investor and the Trust (the “Agreement”). The Agreement provides that the Investor and the Trust waive compliance by us with the provision in the Participation Agreement which in the event the Surety Bond ceased to satisfy the requirements of the Participation Agreement, would obligate us to provide Replacement Credit Enhancement, and agree to forbear from delivering any notice of default with respect to, or exercising any remedies until five business days after the earliest of December 5, 2008, and the occurrence of other specified events.

The Agreement does not obligate us, the Investor or the Trust to waive any of our or their positions regarding whether we are obligated to provide Replacement Credit Enhancement.

Item 9.01	Financial Statements and Exhibits.

1. Waiver and Forbearance Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION ELECTRIC COOPERATIVE
Registrant

Date: October 17, 2008	/s/ Robert L. Kees
Robert L. Kees
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

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